Exhibit 99.1

NetScout Systems Reports Financial Results For First Quarter Fiscal Year 2016 Following Transformative Acquisition of Danaher’s Communications Business

WESTFORD, Mass.--(BUSINESS WIRE)--July 30, 2015--NetScout Systems, Inc. (NASDAQ:NTCT), a market leader in service assurance solutions, today announced financial results for its first quarter of fiscal year 2016 ended June 30, 2015.

“NetScout’s first-quarter fiscal year 2016 results reflect another quarter with revenue in excess of $100 million along with solid non-GAAP profitability as we were very pleased by the growing interest in our nGeniusONE solution by both enterprise and service provider customers,” stated Anil Singhal, NetScout’s president and CEO. “With the strategic acquisition of Danaher’s Communication business now complete, we have the potential to significantly accelerate the strategic plans that we put in place several years ago to further expand our business and extend our reach into complementary markets. We move forward with a compelling range of capabilities that we believe extends our leadership position in the broader service assurance and cyber security markets, as we drive to fulfill the responsibility associated with our new tag line and mission, called Guardians of the Connected World.”

Q1 FY16 Financial Results

NetScout’s financial results for the first quarter of fiscal year 2016 do not include any contribution from Danaher’s Communications Business, which was acquired on July 14, 2015.

Total revenue for the first quarter of fiscal year 2016 was $100.7 million, a 7% decrease from over $107.9 million in the same period last year. Non-GAAP revenue for the first quarter of fiscal year 2016 also decreased by 7%. The first-quarter fiscal year 2016 revenue performance was in line with the Company’s guidance that was provided at the beginning of the quarter. As previously reported, total revenue in last year's first quarter benefited primarily from the activity of one of NetScout’s tier-one service provider customers who has a purchasing pattern of placing one large order to support deployment plans that span multiple quarters. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Total product revenue for the first quarter of fiscal year 2016 was $53.6 million, a decrease of 17% from the same period last year. Service revenue of $47.1 million for the first quarter of fiscal year 2016 grew by 8% on a GAAP and non-GAAP basis from the same period last year.

Income from operations was $12.4 million in the first quarter of fiscal year 2016, a decrease of 37% from the same quarter last year. First-quarter fiscal year 2016 non-GAAP income from operations was $21.9 million, a 13% decrease over the same quarter one year ago.

Net income for the first quarter of fiscal year 2016 was $7.7 million, or $0.19 per diluted share, compared with net income of $11.5 million, or $0.27 per diluted share, in the first quarter one year ago. On a non-GAAP basis, net income for the first quarter was $13.7 million, or $0.33 per diluted share, versus non-GAAP net income of $15.2 million, or $0.36 per diluted share, in the first quarter of fiscal year 2015.

Other notable financial and operations highlights for the first quarter of fiscal year 2016 and in recent weeks included:

  As of June 30, 2015, cash and cash equivalents, and short and long-term marketable securities were $267.5, a sequential increase of $2.6 million since the end of the fourth quarter of fiscal year 2015.
  During the first quarter of fiscal year 2016, NetScout repurchased 67,752 shares of common stock at an average price of $41.12 per share, totaling approximately $2.8 million.
  On July 14, 2015, NetScout completed its $2.3 billion acquisition of the Communications Business from Danaher Corporation (NYSE: DHR). The purchase price is based on the issuance of 62.5 million shares of NetScout common stock and the closing price of NetScout’s common stock of $36.89 per share on July 13, 2015. Acquiring Tektronix Communications, Arbor Networks and parts of Fluke Networks from Danaher Corporation accelerates NetScout’s strategic progress by enabling the combined company to offer a broader range of innovative service assurance and cyber security solutions.
  In conjunction with the completion of the transaction, NetScout secured a new, five-year $800 million senior secured revolving credit facility that can be used to support general working capital requirements as well as to help finance the repurchase of NetScout’s common stock under its recently approved 20 million share common stock repurchase plan.

Guidance:

With the completion of NetScout’s acquisition of Danaher’s Communications Business, NetScout is providing full-year fiscal year 2016 guidance for the combined company. This guidance factors in the anticipated contribution of the Communications Business for most of the second quarter and the full third and fourth quarters of fiscal year 2016.

  NetScout expects GAAP revenue to be in the range of approximately $1.006 billion to $1.056 billion with non-GAAP revenue, which reflects the deferred revenue fair value adjustment related to the transaction, to be in the range of $1.05 billion to $1.1 billion.
  GAAP net income per diluted share is expected to be in the range of $0.40 to $0.55 and non-GAAP net income per diluted share is anticipated to be in the range of $1.80 to $1.95.
  For the fiscal year 2016, the non-GAAP net income per diluted share expectation excludes the anticipated deferred revenue fair value adjustment of approximately $44 million, a projected inventory fair value adjustment of approximately $23 million, forecasted share-based compensation expenses of approximately $23 million, estimated amortization of acquired intangible assets of approximately $72 million, business development expenses of approximately $20 million, and the related impact of these adjustments on the provision for income taxes of $63 million.

Conference Call Instructions:

NetScout will host a conference call to discuss its first-quarter fiscal year 2016 financial results today at 8:30 a.m. ET. This call will be webcast live through NetScout’s website at http://ir.netscout.com/phoenix.zhtml?c=92658&p=irol-irhome. Alternatively, people can listen to the call by dialing (866) 701-8242 for U.S./Canada and (763) 416-6912 for international callers and using conference ID 80437805. A replay of the call will be available after 11:30 a.m. ET on July 30, 2015 for approximately one week. The number for the replay is (855) 859-2056 for U.S./Canada and (404) 537-3406 for international callers. The conference ID is 80437805.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NetScout's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NetScout also reports the following non-GAAP measures: non-GAAP total revenue, non-GAAP product revenue, non-GAAP service revenue, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP operating margin. Non-GAAP revenue eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation. Non-GAAP income from operations includes the foregoing adjustment and also removes expenses related to the amortization of acquired intangible assets, stock-based compensation, certain expenses relating to acquisitions including compensation for post-combination services and business development charges. Non-GAAP net income includes the aforementioned items related to non-GAAP income from operations, net of related income tax effects. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes. Non-GAAP operating margin is calculated based on the non-GAAP financial metrics discussed above.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, net income and diluted net income per share), and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NetScout believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and NetScout's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NetScout believes that providing these non-GAAP measures affords investors a view of NetScout’s operating results that may be more easily compared to peer companies and also enables investors to consider NetScout’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NetScout’s acquisitions. Presenting the GAAP measures on their own would not be indicative of NetScout’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NetScout management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NetScout Systems, Inc.

NetScout Systems, Inc. (NASDAQ:NTCT) is a market leader in service assurance solutions that enable enterprise and service provider organizations to assure the quality of the user experience for business and mobile services. NetScout technology helps these organizations proactively manage service delivery and identify emerging performance problems, helping to quickly resolve issues that cause business disruptions or negatively impact users of information technology.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, the statements related to the financial guidance for NetScout, the statements related to the Company’s ability to accelerate strategic plans and extend reach into complementary markets, the acceptance of the Company’s product offerings by enterprise and service provider customers, the timing and magnitude associated with the repurchase of NetScout common stock as part of the Company’s 20 million share repurchase plan, and the performance of the combined company, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risk, uncertainties, assumptions and other factors. Such factors include slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than ours and their strategic response to our products; our ability to retain key executives and employees; and the ability of NetScout to successfully integrate the merged assets and the associated technology and achieve operational efficiencies. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015, which is on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2015 NetScout Systems, Inc. All rights reserved. NetScout, the NetScout logo, and Guardians of the Connected World, and nGeniusONE are registered trademarks or trademarks of NetScout Systems, Inc. and/or its subsidiaries and/or affiliates in the USA and/or other countries. Third-party trademarks mentioned are the property of their respective owners.

NetScout Systems, Inc. Condensed Consolidated Statements of Operations (In thousands, except per share data)

	Three Months Ended
	June 30,
	2015	2014
Revenue:
Product	$53,593	$64,366
Service	47,150	43,486
Total revenue	100,743	107,852

Cost of revenue:
Product	12,498	13,766
Service	8,798	8,830
Total cost of revenue	21,296	22,596

Gross profit	79,447	85,256

Operating expenses:
Research and development	18,058	18,767
Sales and marketing	38,092	37,272
General and administrative	10,099	8,753
Amortization of acquired intangible assets	809	862
Total operating expenses	67,058	65,654

Income from operations	12,389	19,602
Interest and other expense, net	(146)	(131)

Income before income tax expense	12,243	19,471
Income tax expense	4,574	7,995
Net income	$7,669	$11,476

Basic net income per share	$0.19	$0.28
Diluted net income per share	$0.19	$0.27
Weighted average common shares outstanding used in computing:
Net income per share - basic	40,776	41,081
Net income per share - diluted	41,371	41,808

NetScout Systems, Inc. Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures (In thousands, except per share data)

	Three Months Ended
	June 30,
	2015	2014

GAAP Revenue	$100,743	$107,852
Deferred revenue fair value adjustment	-	18
Non-GAAP Revenue	$100,743	$107,870

GAAP Gross profit	$79,447	$85,256
Deferred revenue fair value adjustment	-	18
Share-based compensation expense (1)	475	288
Amortization of acquired intangible assets (2)	758	934
Compensation for post combination services (4)	-	8
Non-GAAP Gross profit	$80,680	$86,504

GAAP Income from operations	$12,389	$19,602
Deferred revenue fair value adjustment	-	18
Share-based compensation expense (1)	4,595	3,302
Amortization of acquired intangible assets (2)	1,567	1,796
Business development and integration expense (3)	3,362	-
Compensation for post combination services (4)	21	536
Non-GAAP Income from operations	$21,934	$25,254

GAAP Net income	$7,669	$11,476
Deferred revenue fair value adjustment	-	18
Share-based compensation expense (1)	4,595	3,302
Amortization of acquired intangible assets (2)	1,567	1,796
Business development and integration expense (3)	3,362	-
Compensation for post combination services (4)	21	536
Income tax adjustments (5)	(3,552)	(1,910)
Non-GAAP Net income	$13,662	$15,218

GAAP Diluted Net income per share	$0.19	$0.27
Share impact of non-GAAP adjustments identified above	0.14	0.09
Non-GAAP Diluted net income per share	$0.33	$0.36

Shares used in computing non-GAAP diluted net income per share	41,371	41,808

(1) Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$102	$60
Cost of service revenue	373	228
Research and development	1,490	1,026
Sales and marketing	1,403	963
General and administrative	1,227	1,025
Total share-based compensation expense	$4,595	$3,302

(2) Amortization expense related to acquired software and product technology included in these amounts is as follows:
Cost of product revenue	$758	$934
Operating expenses	809	862
Total amortization expense	$1,567	$1,796

(3) Business development and integration expense included in these amounts is as follows:
Sales and marketing	983	-
General and administrative	2,379	-
Total business development and integration expense	$3,362	$-

(4) Compensation for post combination services included in these amounts is as follows:
Cost of product revenue	-	6
Cost of service revenue	-	2
Research and development	21	205
Sales and marketing	-	39
General and administrative	-	284
Total compensation for post combination services	$21	$536

(5) Total income tax adjustment is as follows:
Tax effect of non-GAAP adjustments above at 38%	$(3,625)	$(2,148)
Tax impact of non-GAAP reconciling items in loss jurisdictions	73	238
Total income tax adjustments	$(3,552)	$(1,910)

NetScout Systems, Inc. Consolidated Balance Sheets (In thousands)

	June 30,	March 31,
	2015	2015

Assets
Current assets:
Cash, cash equivalents and marketable securities	$207,209	$206,285
Accounts receivable, net	58,496	82,226
Inventories	12,710	12,130
Prepaid expenses and other current assets	29,478	36,643

Total current assets	307,893	337,284

Fixed assets, net	24,902	23,864
Goodwill and intangible assets, net	247,037	247,625
Long-term marketable securities	60,303	58,572
Other assets	1,617	1,704

Total assets	$641,752	$669,049

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$11,203	$13,077
Accrued compensation	21,780	36,553
Accrued other	7,656	14,581
Deferred revenue	108,179	123,422

Total current liabilities	148,818	187,633

Other long-term liabilities	6,379	6,479
Deferred tax liability	10,653	10,639
Accrued long-term retirement benefits	1,589	1,587
Long-term deferred revenue	27,919	26,961

Total liabilities	195,358	233,299

Stockholders' equity:
Common stock	51	51
Additional paid-in capital	302,456	298,101
Accumulated other comprehensive income	(2,858)	(4,645)
Treasury stock, at cost	(172,683)	(169,516)
Retained earnings	319,428	311,759

Total stockholders' equity	446,394	435,750

Total liabilities and stockholders' equity	$641,752	$669,049

CONTACT:
NetScout Systems, Inc.
Andrew Kramer, 978-614-4279
Vice President of Investor Relations
IR@netscout.com